 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of Earliest event Reported): April 11, 2016 (February 21, 2016)
GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

20/F, AIA Tower, Nos 251A-301
Avenida Commercial de Macau, Macau
(Address of principal executive offices)
+853 8294-2333
(Registrant's telephone number, including area code)
_______________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 9, 2016, the Board of Directors (the “Board”) of Glorywin Entertainment Group Inc., a Nevada Corporation (the “Company”) approved a Share Exchange Arrangement (the “Arrangement”) to be entered between the Company and Mr. Wen Wei Wu.  Mr. Wu is the Company’s Chairman and Acting Chief Executive Officer.
Subject to the Arrangement, the Company has agreed to acquire all of the outstanding capital stock of Little Wooden Horse Trading Company Limited (the “Trading Company”), a company incorporated in the Macau Special Administrative Region of the People’s Republic of China, in exchange for shares of the Company’s common stock, par value $0.001 (the “Common Stock”). Mr. Wu is the sole holder of the Trading Company. Pursuant to the Arrangement, the Company issued an aggregate of 30,000,000 shares of the Common Stock to acquire the Trading Company. As directed by Mr. WenWei Wu, 29,000,000 shares were issued to Mr. Wu and 1,000,000 shares to the Company’s CFO Mr. Gim Hooi Ooi.  The Trading Company is a new entity which has no historical operations.
ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As a result of the actions of the Resigning Officers (as defined in Item 8.01 "Other Events" in this Form 8-K), in order to protect the remaining shareholders’ interest, on March 9, 2016, the Company entered into the Arrangement to acquire the Trading Company. Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K. The Trading Company intends to enter into a definitive Sales and Financial Leasing Agreement with an independent third party located in Malaysia on or before April 30, 2016 in connection with the sale and purchase of production facilities for active carbon black and premium quality wood vinegar.  Such active carbon black will be used in gas purification, decaffeination, gold purification, metal extraction, water purification, medicine, sewage treatment, air filters in gas masks and respirators, filters in compressed air and many other applications.  In addition, such premium quality wood vinegar will be used as: 1) foliar spray, particularly for fungus (grey molds), 2) insecticide when mixed with hot pepper, 3) enhancer for compost-making, 4) soil conditioner to improve the soil when mixed with charcoal, and 5) feed supplement or additives for livestock feeds. As of April 5, 2016, the independent third party has signed the Sales and Financial Leasing Agreement; however, the Company is waiting to to confirm some technical issues with the supplier before it executes the Sales and Financial Leasing Agreement.  There can be no assurance or that such agreement will be consummated.
On March 29, the Company acquired a newly formed wholly owned subsidiary of a company incorporated in Seychelles, named Feroce Drago Inc. from an independent third party, and executed all necessary instruments of transfer and bought/sold the Company pursuant to English laws. As of the date of this 8k, Feroce Drago Inc. is a dormant company with no assets and liabilities, however this subsidiary is currently providing due diligence services to two China investors to acquire a public listed company in United States.  Any compensation providing that it receives for such due diligence services will belong to the Company.  The Company paid $10 in exchange for 100% of Feroce Drago Inc.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
On March 9, 2016, the Company agreed to issue an aggregate of 30,000,000 shares of the Company’s Common Stock to Mr. Wu  to acquire the Trading Company. The issuance of the shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof on the basis that the transaction did not involve a public offering. The 30,000,000 shares were issued on March 9, 2016.  The shares are subject to restrictions on resale pursuant to Commission Rule 144 under the Securities Act.
ITEM 5.01. CHANGE IN CONTROL OF REGISTRANT.
As a result of the issuance of 30,000,000 shares on March 9, 2016, the total issued and outstanding shares of the Common Stock are 50,900,338 shares. Mr. WenWei Wu now owns an aggregate of 29,000,000 shares, or approximately 56.97% of the issued and outstanding shares of the Common Stock and 56.97% total voting power of all outstanding voting securities, resulting in a change of control of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On March18, 2016, Mr. WenWei Wu announced his resignation as acting Chief Executive Officer to the Board, effective on April 16, 2016.  Mr. Wu did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices. On the same date, the Board accepted Mr. Wu’s resignation, and appointed Mr. Eng Wah Kung as the Chief Executive Officer, effective on April 1, 2016, to fill the vacancy as of April 16, 2016 created by the resignation of Mr. Wu and as an executive director to the Board.
Mr. Eng Wah KUNG, aged 55, will be the CEO and executive director of the Company. He holds a First Class Diploma in Hotel Management with Les Roches, Switzerland. Prior to joining our company, he was the General Manager with Hic Inn, Cambodia and has been a General Manager for several Southeast Asian hotel operations companies, including Nha trang Lodge, Vietnam and NCL Cambodia Pte Ltd. He has over 33 years’ experience in senior management position.  He is responsible for over-seeing the future operations of the Company using his extensive skills, knowledge and experience.  In fact, Mr. Kung was the Company’s former CEO who resigned in September 2015.
On March 18, 2016, the Board appointed Mr. Veng Kun Lun as a director and the Board Secretary, effective on April 16, 2016.
Mr. Veng Kun Lun, aged 55, will be the executive director and the company secretary of the Company. He holds a Diploma in Business Administrative.  Prior to joining our company, he was Sales Manager of Jardine Office Solution, Macau and founder and director of All-In-One Officer Solution Co Ltd a company which he has run since 2000. He has more than 25 years’ experience in the marketing and sales industry. He also was the founder and president of Green Environment Protection Association of Macau. In 2015, he was invited to be the Advisor of Overseas Chinese Federation of Fangchengang & Baise City in Guanxi, China.
No family relationship exists between Messrs. Eng Wah Kung and Veng Kun Lun and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Messrs. Mr. Kung and Mr. Lun and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On March 18, 2016, the Company entered into an employment agreement with Mr. Eng Wah Kung. The Employment Agreement is effective as of April 16, 2016. Under the terms of the Employment Agreement, the Company agreed to pay Mr. Kung a monthly fee of $1,500 as compensation for the services to be provided by him as the Chief Executive Officer. Mr. Kung may also be entitled to a discretionary bonus. His employment will be on probation for a period of three months from April 16, 2016. Under the terms of the Employment Agreement, Mr. Kung agreed to keep the Company’s business secrets and information confidential from third parties. The Company is also entitled to the sole ownership an exclusive use of any invention or improvement made or discovered by Mr. Kung and of any copyright, design right, trademark or trade name created or used by Mr. Kung during his employment with the Company.
On March 18, 2016, the Company entered into an employment agreement with Mr. Veng Kun Lun. The Employment Agreement is effective as of April 16, 2016. Under the terms of the Employment Agreement, the Company agreed to pay Mr. Lun a monthly fee of HKD1,000 as compensation for the services to be provided by him as the Board Secretary. Mr. Lun may also be entitled to discretionary bonus. His employment will be on probation for a period of three months from April 16, 2016. Under the terms of the Employment Agreement, Mr. Lun agreed to keep the Company’s business secrets and information confidential from third parties. The Company is also entitled to the sole ownership an exclusive use of any invention or improvement made or discovered by Mr. Lun and of any copyright, design right, trademark or trade name created or used by Mr. Lun during his employment with the Company.
The foregoing summary of the material terms and conditions of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements attached to this report as Exhibits 10.1 and 10.2.
ITEM 5.03.   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
As a result of the acquisition described in Item 1.01 above, on March 18, 2016, the Board has approved a resolution to amend its Articles of Incorporation and change the name from “Glorywin Entertainment Group Inc.” to “LWH Biomass Inc.” once all necessary documents have been executed and all required approvals have been obtained.  The Company will file the Certificate of Amendment once all documentations are completed.

The Amended Articles of Incorporation were approved by the Board and recommended for submittal to the Company’s stockholders on April 5, 2016. On April 5, 2016, Mr. WenWei Wu, being the record holder of 29,000,000 shares of our common stock, constituting 56.97% of our issued and outstanding shares of our common stock, the sole class of our voting securities, adopted and approved the Amended Articles of Incorporation by written consent in lieu of a meeting. On such date, we had 50,900,338 shares of common stock issued and outstanding with the holders thereof being entitled to cast one vote per share.
ITEM 8.01.   OTHER EVENTS.
As previously disclosed in Form 8-K, on February 21, 2016, Messrs. Meng Hoa Duang, Lee Boon Siong and Ho Zhen Lung (the “Resigning Officers”) resigned as officers and directors of the Company. Mr. WenWei Wu later contacted Mr. Ming Kong Lee who was a shareholder of the Company that the Company now believes was acting on behalf of the Resigning Officers, who revealed to Mr. Wu that he intended to take away the business operation of GWIN Company Limited, and Wonderful Gate Strategy Company Limited, both of which are wholly owned subsidiaries of the Company in concert with his brother-in-law, Mr. Sing Hong Ting who is a principal shareholder of the Company. The Company is currently seeking legal remedies against the Resigning Officers and Mr. Ting including the cancellation of the shares of common stock of the Company owned by them or entities controlled by them. However, as of the date hereof, the Company currently does not have access to the operation and business records of such subsidiaries.  In addition, the Company’s two customers, the two land based casinos in Cambodia, that generated substantially all of our revenues as part of our junket business notified the Company that they were terminating their junket arrangement with the Company.  The Company is exploring a new junket relationship with the two land based casinos or other casinos.
ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.
(d)     Exhibits
10.1	Employment Agreement by and between the Company and Eng Wah Kung dated as of March 18, 2016
10.2	Employment Agreement by and between the Company and Veng Kun Lun dated as of March 18, 2016
10.3	Instrument of Transfer and Sold Note/Bought Note of acquisition of Feroce Drago Inc.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: April 11, 2016	/s/ WenWei Wu
WenWei Wu
Acting Chief Executive Officer

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